EXHIBIT 99.1
                                  ------------

               HOMETOWN AUTO RETAILERS REPORTS 2002 ANNUAL RESULTS

WATERTOWN, Conn. - March 27, 2003 - Hometown Auto Retailers, Inc. (OTC BB: HCAR) today announced audited financial results for the year ended December 31, 2002.

Hometown reported revenues of $269.7 million in 2002 versus revenues of $275.8 million in 2001, a decrease of 2.2 percent. Gross profit was $38.7 million for 2002, versus $39.8 million in 2001 a decrease of 2.8 percent.

As previously announced by the company, Hometown has adopted SFAS 142 effective January 1, 2002, an accounting rule issued by the Financial Accounting Standards Board, which (among other things) eliminates the need to amortize goodwill and requires companies to use a fair-value approach to determine whether there is an impairment of existing and future goodwill.

Since adopting SFAS 142, Hometown has ceased recording goodwill amortization as of January 1, 2002. During 2002, Hometown completed its goodwill impairment testing which resulted in Hometown recording a one-time, non-cash charge of approximately $23.7 million to write-off the carrying value of its goodwill. This charge is non-operational in nature and is reflected as a cumulative effect of the accounting change in the accompanying statement of operations.

As a result, Hometown is reporting a net loss of $(22.9) million and basic and diluted loss per share of $(3.20) for 2002. Before the cumulative effect of the accounting change, Hometown is reporting net income of $776,000 and basic and diluted income per share of $0.10 for 2002 versus a net loss of $(2.1) million and basic and diluted loss per share of $(0.32) for the 2001 period.

Had SFAS 142 been adopted on January 1, 2001, Hometown's net loss for 2001 would have been $(1.6) million with basic and diluted loss per share of $(0.24).

"We are pleased that outside of our one-time write-off of goodwill we have shown a profit for 2002 verses 2001," said Corey Shaker, president and chief executive officer of Hometown Auto Retailers. "In addition, this year saw the completion of our new facility in Framingham, Massachusetts. This state-of-the-art facility will provide the highest quality sales and service experiences for our Lincoln Mercury customers. This new facility sits on four acres fronting Route 9, a busy thoroughfare in Framingham. With increased service bays and a used car display, we anticipate this store will also help increase used car, service and parts sales with corresponding increases in margins."

As previously reported, the 2001 period reflects the write-off of Hometown's investment in CarDay Inc., which had the effect of reducing net income by $2.1 million and reducing earnings per share, fully diluted by $0.32. Excluding the charge, and had SFAS 142 been adopted on January 1, 2001, net income would have been $532,000 or $0.08 per share fully diluted for 2001. The charge did not affect cash, cash flow from operations, or liquidity and capital resources.

Sales of new cars increased $5.9 million or 3.7 percent to $164.7 million for 2002 compared to $158.8 million in new car sales in 2001. Used car sales in 2002 decreased by $11.4 million or 13.6 percent to $72.5 million compared to $83.9 million in used car sales in 2001. Parts and service revenues decreased $1.1 million or 4.3 percent to $24.3 million for 2002 compared to $25.4 million in parts and service revenues in 2001. Other revenues (net) increased $638,000 or
8.4 percent to $8.3 million in 2002 compared to $7.6 million in other revenues
(net) in 2001.

Hometown sold 6,432 new vehicles in 2002, an increase of 202 units versus the 6,230 new vehicles in 2001. Hometown sold 4,128 used vehicles at retail in 2002, a decrease of 746 units versus the 4,874 used vehicles at retail by Hometown in 2001. Hometown had 13,417 total vehicles sold in 2002 (including new,

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used vehicles at retail, and used vehicles at wholesale) a decrease of 792 units versus the 14,209 total vehicles sold by Hometown in 2001.

Revenues for the quarter ended December 31, 2002 were $57.3 million compared to revenues of $69.1 million for the same period in 2001. Gross profit for the quarter decreased to $8.5 million from gross profit of $9.2 million for the same period in 2001. Net loss for the quarter was $0.3 million or $0.05 per diluted share compared to the net loss of $1.2 million or $0.17 per diluted share for the same period in 2001.

About Hometown
Hometown Auto Retailers (www.htauto.com) sells new and used cars and light trucks, provides maintenance and repair services, sells replacement parts and provides related financing, insurance and service contracts through 10 franchised dealerships located in New Jersey, New York, Connecticut, Massachusetts and Vermont. The company's dealerships offer 10 American and Asian automotive brands, including Chevrolet, Chrysler, Dodge, Ford, Jeep, Lincoln, Mazda, Mercury, Oldsmobile, and Toyota. Hometown is also active in two "niche" segments of the automotive market: the sale of Lincoln Town Cars and limousines to livery car and livery fleet operators and the maintenance and repair of cars and trucks at a Ford and Lincoln Mercury factory authorized free-standing service center.

THIS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS " BASED ON CURRENT EXPECTATIONS BUT INVOLVING KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES. ACTUAL RESULTS OR ACHIEVEMENTS MAY BE MATERIALLY DIFFERENT FROM THOSE EXPRESSED OR IMPLIED. THE COMPANY'S PLANS AND OBJECTIVES ARE BASED ON ASSUMPTIONS INVOLVING JUDGMENTS WITH RESPECT TO FUTURE ECONOMIC, COMPETITIVE AND MARKET CONDITIONS, ITS ABILITY TO CONSUMMATE, AND THE TIMING OF; ACQUISITIONS AND FUTURE BUSINESS DECISIONS, ALL OF WHICH ARE DIFFICULT OR IMPOSSIBLE TO PREDICT ACCURATELY AND MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. THEREFORE, THERE CAN BE NO ASSURANCE THAN ANY FORWARD-LOOKING STATEMENT WILL PROVE TO BE ACCURATE.


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                         HOMETOWN AUTO RETAILERS, INC.

                    CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except share and per share data)

                                           For the Years Ended December 31,
                                         --------------------------------------
                                            2002        2001          2000
                                         --------------------------------------
 Revenues
    New vehicle sales                      $164,659    $158,825     $ 172,759
    Used vehicle sales                       72,482      83,903        75,623
    Parts and service sales                  24,330      25,402        23,869
    Other, net                                8,268       7,630         7,131
                                         ----------   ---------     ---------
       Total revenues                       269,739     275,760       279,382
 Cost of sales
    New vehicle                             154,225     148,271       161,752
    Used vehicle                             65,821      76,189        68,981
    Parts and service                        11,026      11,485        10,768
                                         ----------   ---------     ---------
      Total Cost of sales                   231,072     235,945       241,501
                                         ----------   ---------     ---------
      Gross profit                           38,667      39,815        37,881
 Amortization of goodwill                         -         704           661
 Selling, general and administrative
 expenses                                    33,978      35,114        37,946
                                         ----------   ---------     ---------
      Income (loss) from operations           4,689       3,997         (726)

    Interest income                              43          90             1
    Interest (expense)                       (3,379)     (4,225)       (5,069)
    Other income                                 52         254             -
    Other (expense)                            (158)         (8)          (23)
    Valuation adjustment for CarDay.com           -      (3,258)            -
                                         ----------   ---------     ---------
       Income (loss) before taxes and
         cumulative
         effect of accounting change          1,247      (3,150)       (5,817)
       Provision (benefit) for income
           taxes                                471      (1,014)       (2,017)
                                         ----------   ---------     ---------
       Income (loss) before and
           cumulative effect
           of accounting change                 776      (2,136)       (3,800)
       Cumulative effect of accounting
              change                        (23,708)          -             -

                                         ----------   ---------     ---------
 Net loss                                  $(22,932)    $(2,136)     $ (3,800)
                                         ==========   =========     =========

 Earnings (loss) per share, basic
      Before cumulative effect of
      accounting change                      $ 0.10     $ (0.32)      $ (0.63)
      Cumulative effect of accounting
      change                                  (3.30)          -             -

                                         ----------   ---------     ---------
 Earnings (loss) per share, basic            $(3.20)    $ (0.32)      $ (0.63)
                                         ==========   =========     =========
 Earnings (loss) per share, diluted
      Before cumulative effect of
 accounting change                           $ 0.10     $ (0.32)      $ (0.63)
      Cumulative effect of accounting
 change                                       (3.30)          -             -

                                         ----------   ---------     ---------
 Earnings (loss) per share, diluted          $(3.20)    $ (0.32)      $ (0.63)
                                         ==========   =========     =========

 Weighted average shares outstanding,
 basic                                    7,175,105   6,592,436     5,995,996
 Weighted average shares outstanding,
 diluted                                  7,175,105   6,592,436     5,995,996

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                        HOMETOWN AUTO RETAILERS, INC.
                         CONSOLIDATED BALANCE SHEETS
               (in thousands, except share and per share data)

                                                              December 31,
                                                       -----------------------
                        ASSETS                             2002         2001
 Current Assets:                                       -----------   ----------
    Cash and cash equivalents                               $3,624       $4,446
    Accounts receivable, net                                 4,883        5,656
    Inventories, net                                        39,169       31,887
    Prepaid expenses and other current assets                  510          344
    Deferred income taxes and taxes receivable               1,245        1,681
                                                        ----------   ----------
       Total current assets                                 49,431       44,014
 Property and equipment, net                                12,882       11,889
 Goodwill, net                                                   -       23,708
 Other assets                                                1,503        2,231
                                                        ----------   ----------
       Total assets                                       $ 63,816      $81,842
                                                        ==========   ==========

         LIABILITIES AND STOCKHOLDERS' EQUITY
 Current Liabilities:

    Floor plan notes payable                              $ 38,522      $32,463
    Accounts payable and accrued expenses                    5,072        6,160
    Current maturities of long-term debt and capital
 lease obligations                                           1,164          886
    Deferred revenue                                           588          476
                                                        ----------   ----------
       Total current liabilities                            45,346       39,985
 Long-term debt and capital lease obligations               13,059       12,885
 Long-term deferred income taxes                               118          721
 Other long-term liabilities and deferred revenue              743          799
                                                        ----------   ----------
        Total liabilities                                   59,266       54,390
 Stockholders' Equity:
     Preferred stock, $.001 par value, 2,000,000
 shares
     authorized, no shares issued and outstanding                -            -
    Common stock, Class A, $.001 par value,
 12,000,000 shares
    authorized, 3,563,605 and 3,561,605 issued and
 outstanding,
    respectively                                                 3            3
    Common stock, Class B, $.001 par value,
 3,760,000 shares
    authorized, 3,611,500 and 3,613,500 issued and
 outstanding,
    respectively                                                 4            4
    Additional paid-in capital                              29,760       29,730
    Accumulated deficit                                   (25,217)       (2,285)
                                                        ----------   ----------
       Total stockholders' equity                            4,550       27,452
                                                        ----------   ----------
       Total liabilities and stockholders' equity         $ 63,816     $ 81,842
                                                        ==========   ==========